VOTING RESULTS

The following votes were cast at the Annual General Meeting of Shareholders held on March 11, 2010:

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ELECTION OF DIRECTORS
                                    For            Against             Abstain
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David J. Christensen          3,850,965            101,006             247,314
Phillip Goldstein             3,693,969            460,060              45,257
Michael L. Mead               3,698,326            454,406              46,554
Andrew Pegge                  3,628,540            527,298              43,447
Robert A. Pilkington          4,072,479             84,720              42,087
Julian Reid                   3,690,540            455,583              53,162
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APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                    For            Against             Abstain
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Ernst & Young LLP             4,057,128             61,331              80,826
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PROPOSAL FOR COMPANY EITHER THROUGH A WHOLLY-OWNED SUBSIDIARY OR DIRECTLY, TO
PROVIDE INVESTMENT ADVISORY SERVICES TO OTHERS

                                                                        Broker
                          For         Against        Abstain         Non-Votes
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                    3,055,295         253,161         59,787           831,042
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AMEND THE COMPANY'S MEMORANDUM OF ASSOCIATION TO PERMIT THE COMPANY TO PROVIDE
INVESTMENT ADVISORY SERVICES

                                                                        Broker
                          For         Against        Abstain         Non-Votes
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                    3,056,267         253,184         58,792           831,042
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AMEND THE COMPANY'S FUNDAMENTAL INVESTMENT POLICIES TO PERMIT THE COMPANY TO
ACQUIRE SECURITIES ISSUED BY AN INVESTMENT ADVISORY SUBSIDIARY

                                                                        Broker
                          For         Against        Abstain         Non-Votes
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                    3,030,544         278,296         54,403           831,042
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